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                                                                     Exhibit 3.5


                           CERTIFICATE OF ELIMINATION

                                       of

                 SENIOR CUMULATIVE EXCHANGEABLE PREFERRED STOCK

                                       of

                           IVEX PACKAGING CORPORATION
                          -----------------------------

                           Pursuant to section 151 of
                          the General Corporation Law
                            of the State of Delaware

                          -----------------------------


                 The following resolutions were duly adopted by the Board of Directors of IVEX PACKAGING CORPORATION, a Delaware corporation (the "Corporation"), pursuant to the provisions of Section 151(g) of the General Corporation Law of the State of Delaware on September ___, 1997:

                 WHEREAS, pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation by the provisions of the Corporation's Amended and Restated Certificate of Incorporation (the "Amended and Restated Certificate") as in effect on December 17, 1992, the Board of Directors of the Corporation authorized the issuance of up to 1,000,000 shares of the Corporation's Preferred Stock as a series to be designated as the Corporation's Senior Cumulative Exchangeable Preferred Stock (the "Exchangeable Preferred Stock"); and

                 WHEREAS, the Amended and Restated Certificate sets forth the rights, preferences and limitations of the Exchangeable Preferred Stock.

                 NOW, THEREFORE, IT IS HEREBY

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                 RESOLVED, the Board of Directors has determined that no shares of the Exchangeable Preferred Stock are currently outstanding and no shares of the Exchangeable Preferred Stock will be issued pursuant to the Amended and Restated Certificate;

                 RESOLVED, that the designation of 1,000,000 shares of the Corporation's Preferred Stock as the Exchangeable Preferred Stock is hereby terminated and such shares are returned to the status of authorized and unissued shares of the Corporation's Preferred Stock without designation as to series; and it is

                 FURTHER RESOLVED, that the appropriate officers of the Corporation be, and each of them hereby is, authorized, in the name and on behalf of the Corporation, (i) to execute a certificate containing the foregoing Resolutions eliminating the designations of the Exchangeable Preferred Stock, (ii) to cause such certificate to be filed in the office of the Secretary of State of the State of Delaware, and (iii) to execute and file such other documents and take all such other actions and do all such other things as any of them may deem necessary or appropriate in order to effectuate the purposes of these Resolutions.

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                 IN WITNESS WHEREOF, the Corporation has caused this
Certificate of Elimination to be signed by _______________, its _______________, and attested by _____________, its _____________, this ___ day of September, 1997.


                                    IVEX PACKAGING CORPORATION


                                    By: ________________________________________

                                        Name:___________________________________
ATTEST:
                                        Title: _________________________________


By: ______________________________

    Name _________________________

    Title: _______________________





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